CLIFTON SAVINGS BANCORP, INC.
                      ANNOUNCES EARNINGS RELEASE CORRECTION

Clifton, New Jersey, (April 29, 2005). Clifton Savings Bancorp, Inc. (Nasdaq:
CSBK), previously announced on April 29, 2005 earnings for the Company for the quarter and year ended March 31, 2005. The Company announced dividends per share of 13.94% and 4.97% for the year and three months ended March 31, 2005, respectively. The correct dividends per share for the year and three months ended March 31, 2005 is $0.14 and $0.05, respectively.

The Company is the holding company of Clifton Savings Bank, S.L.A., a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates a total of 10 full-service banking offices in northeast New Jersey.

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CONTACT:
         Clifton Savings Bancorp, Inc.
         Bart D'Ambra, 973-473-2200